EXHIBIT 99.9

                      FORM OF NOMINEE HOLDER CERTIFICATION

             RIGHTS OFFERING BY ADVANCED BIOPHOTONICS INC. OF RIGHTS EXERCISABLE TO PURCHASE SERIES B CONVERTIBLE PREFERRED
                  STOCK AND WARRANTS TO PURCHASE COMMON STOCK

To the Subscription Agent:

      The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record _____________ shares of common stock ("Common Stock") of Advanced BioPhotonics Inc. (the "Company") on behalf of _________________ beneficial owners as of the close of business on June 10, 2005 (the "Record Date"), for the offering by the Company of shares of Series B Convertible Preferred Stock pursuant to the exercise of subscription rights (the "Rights") being distributed to record holders of shares of the Company's Common Stock, all as described in the Company's prospectus dated [ ], 2005 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, one Right to purchase (i) one share of the Company's Series B Convertible Preferred Stock for every 3.72 shares of Common Stock owned on the Record Date at $.50 per share and (ii) five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B convertible preferred stock acquired is being distributed to each stockholder of record as of 5:00 p.m., New York time, on the Record Date. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing.

      The undersigned hereby further certifies:

      (1) the undersigned has exercised the number of Rights specified below pursuant to the Basic Subscription Right (as described in the Prospectus) and pursuant to the Over-Subscription Right (as described in the Prospectus), on behalf of beneficial owners of Rights listing separately below such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner); and

      (2) each such beneficial owner's Basic Subscription Right has been exercised in full if it is exercising its Over-Subscription Right.

NUMBER OF SHARES OWNED ON RIGHTS EXERCISED PURSUANT TO RIGHTS EXERCISED PURSUANT TO

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  THE RECORD DATE        BASIC SUBSCRIPTION RIGHT       OVER-SUBSCRIPTION RIGHT
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      The undersigned agrees to provide the Subscription Agent with such additional information as the Subscription Agent deems necessary to verify the foregoing.

                                       -----------------------------------------
                                       Name of Record Holder

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Address:
                                               ---------------------------------
                                       Telephone Number:
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                                       Date:          , 2005